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                                  Exhibit 21

                         Subsidiaries of the Registrant


Parent
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Cumberland Mountain Bancshares, Inc.

                                                         State or Other          Percentage
Subsidiaries (1)                                  Jurisdiction of Incorporation   Ownership
----------------                                  -----------------------------  -----------
Middlesboro Federal Bank, Federal Savings Bank            United States               100%

Home Mortgage Loan Corporation                            Kentucky                    100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.